UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):   October 22, 2015

SFX Entertainment, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-36119	90-0860047
(Commission File Number)	(IRS Employer Identification No.)

902 Broadway, 15th Floor
New York, New York	10010
(Address of principal executive offices)	(Zip Code)

(646) 561-6400

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Restated Employment Agreement with Richard Rosenstein

On October 22, 2015, SFX Entertainment, Inc. (the “Company”) entered into an agreement with Richard Rosenstein (the “Restated Employment Agreement”), effective October 1, 2015, amending and restating the terms of Mr. Rosenstein’s employment with the Company as the Company’s Chief Financial Officer, Chief Administrative Officer and Executive Vice President, Strategy and Development. The Restated Employment Agreement supersedes and replaces Mr. Rosenstein’s current employment agreement, as amended and previously filed with the Securities and Exchange Commission.

The term of the Restated Employment Agreement will end on June 30, 2019 (the “Initial Term”), but will be automatically extended thereafter for consecutive one year terms (each a “Renewal Term”) at the end of the Initial Term and on each anniversary thereof unless the Company or Mr. Rosenstein provides written notice to the other no less than 60 days prior to the expiration of the Initial Term or Renewal Term, as applicable, that such party does not desire such an extension.

The Restated Employment Agreement provides for a base salary of $400,000 and an annual bonus target of $200,000. The Restated Employment Agreement also provides for a grant of 200,000 stock options to Mr. Rosenstein upon execution of the agreement and a minimum annual grant of 200,000 stock options on or before June 1 of each year.  All stock options granted pursuant to the Restated Employment Agreement will vest 25% on the date of grant, with the remaining shares vesting in three equal annual installments beginning on the first anniversary of the grant date, all subject to Mr. Rosenstein’s continued employment with the Company on such dates.  In addition, Mr. Rosenstein received a grant of 500,000 shares of restricted stock, of which 218,750 shares will vest on January 1, 2016, 62,500 shares will vest on July 1, 2016, and the remaining 218,750 shares will vest on January 1, 2017, all subject to Mr. Rosenstein’s continued employment with the Company on such dates; provided that, in the event of a Change of Control (as defined in the Company’s 2013 Equity Compensation Plan) or a Transaction (as defined in the Restated Employment Agreement), all unvested shares will immediately vest.

Under the terms of the Restated Employment Agreement, in the event Mr. Rosenstein’s employment is terminated either (i) on account of his death or Disability (as defined in the Restated Employment Agreement), (ii) by the Company without Cause (as defined in the Restated Employment Agreement), or (iii) by Mr. Rosenstein due to Constructive Termination without Cause (as defined in the Restated Employment Agreement), Mr. Rosenstein will be entitled to receive the following: (A)(1) all earned but unpaid base salary through the date of termination, (2) any previously awarded and unpaid bonus, and (3) all unpaid reimbursable expenses incurred by him through the date of termination (collectively, the “Termination Payments”); (B) a lump sum payment equal to 12 months of his base salary, which will be paid as soon as practicable but not later than 60 days following the date of termination; and (C) a lump sum payment equal to the greater of (1) Mr. Rosenstein’s prior year’s bonus or (2) $200,000, which will be paid as soon as practicable but not later than 60 days following the date of termination.  In addition, all unvested stock options and/or restricted stock previously granted to Mr. Rosenstein will immediately vest as of the date of termination.  The Restated Employment Agreement contains customary confidentiality and restrictive covenant provisions.

The foregoing description of the Restated Employment Agreement is qualified in its entirety by reference to the full text of the Restated Employment Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Amendment to Amended and Restated Secondment Agreement with Ritty van Straalen

On October 22, 2015, the Company entered into an amendment (the “Amendment”) to the Amended and Restated Secondment Agreement (the “Secondment Agreement”) of Ritty van Straalen, the Company’s Chief Executive Officer and President of Live Entertainment. Pursuant to the terms of the Amendment, Mr. van Straalen received a grant of 300,000 shares of restricted stock, of which 100,000 shares vested upon the date of grant, 100,000 shares will vest on the first anniversary of the grant date, and the remaining 100,000 shares will vest on the second anniversary of the grant date, all subject to Mr. van Straalen’s continued employment with the Company on such dates; provided that in the event of a Change of Control (as defined in the Company’s 2013 Equity Compensation Plan), a Transaction (as defined in the Amendment), death, Disability (as defined in the Secondment Agreement), termination by Employee for Good Reason (as defined in the Secondment Agreement), or termination by the Company for any reason other than Cause (as defined in the Secondment Agreement), all unvested shares will immediately vest.  Mr. van Straalen also received a grant of 500,000 stock options, which vested 25% on the date of grant, with the remaining options vesting in three equal annual installments beginning on the first anniversary of the grant date, all subject to Mr. van Straalen’s continued employment with the Company on such dates; provided that, in the event of a Change of Control (as defined in the Company’s 2013 Equity Compensation Plan), death, Disability, termination by Employee for Good Reason, termination by the Company for any reason other than Cause, all unvested options will immediately vest.

Except as summarized above, the Secondment Agreement otherwise remains unchanged.  The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 8.01  Other Events.

On October 22, 2015, the Company issued a press release announcing that it had received preliminary indications of interest from parties interested in acquiring the Company. A copy of the press release is attached hereto as Exhibit 99.1 to this report.

Item 9.01  Financial Statements and Exhibits.

(d) The following exhibits are filed as part of this report:

Exhibit No.	Description
10.1	Employment Agreement, dated October 16, 2015, by and between Richard Rosenstein and SFX Entertainment, Inc.

10.2	Amendment to Amended and Restated Secondment Agreement.

99.1	Press Release dated October 22, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SFX ENTERTAINMENT, INC.

Date: October 28, 2015	By:	/s/ Robert F.X. Sillerman
Robert F.X. Sillerman
Chief Executive Officer and Director